Exhibit 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to this firm under Item 1C of the registration statement on Form 20-F/A of Dragon Jade International Ltd. (the “Company”) and to our report dated September 25, 2009 with respect to the consolidated financial statements of the Company as of and for the three fiscal years ended March 31, 2009

/s/ GRUBER & COMPANY, LLC GRUBER & COMPANY, LLC CERTIFIED PUBLIC ACCOUNTANTS Lake Saint Louis, MO
Date December 9, 2009

Exhibit 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to this firm under Item 1C of the registration statement on Form 20-F/A of Dragon Jade International Ltd. (the “Company”) and to the inclusion of our report on KASH Strategic Limited dated September 16, 2008, except for the effects of the restatement discussed in Note 9 to the financial statements for which the date is July 28, 2009  with respect to the consolidated financial statements of the Company as of and for the three fiscal years ended March 31, 2008

/s/ GRUBER & COMPANY, LLC GRUBER & COMPANY, LLC CERTIFIED PUBLIC ACCOUNTANTS Lake Saint Louis, MO
Date December 9, 2009